UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

HIGH DESERT ASSETS, INC.

(Exact name of registrant as specified in its charter)
COLORADO	000-54171	26-1381565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Ubi Avenue #07-58 Vertex Building Tower A Singapore 408868
(Address of Principal Executive Offices)

+6567023808
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2015, High Desert Assets, Inc., a Colorado corporation (the "Company"), filed Articles of Amendment to its Articles of Incorporation with the Colorado Secretary of State to change in the name of the Company from High Desert Assets, Inc. to New Asia Energy, Inc. (the "Name Change"), and to increase of the Company's authorized common stock, par value $0.001 per share, from 250,000,000 shares to 500,000,000 shares (the "Common Stock Increase"), and increase of the Company's authorized preferred stock, par value $0.10 per share, from 1,000,000 shares to 10,000,000 shares (the "Preferred Stock Increase", together with the Common Stock Increase and Name Change, the "Corporate Actions").  A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein.  The new CUSIP number for the Company's common stock is 64201V104.

Item 8.01   Other Events.

On July 29, 2015, the Financial Industry Regulatory Authority (FINRA) approved the Corporate Actions.  The Company's stock is quoted on the OTCQB under the ticker symbol HDAI, but beginning August 11, 2015, the Company's common stock will begin trading under the symbol NAEI.

Item 7.01    Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or be otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment of Articles of Incorporation filed with the Colorado Secretary of State on July 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Desert Assets, Inc.

Date: July 30, 2015	By:	/s/ Lin Kok Peng
Name: Lin Kok Peng
Title: Chief Executive Officer